Amended  2/21/85
                                                                  6/19/86
                                                                  7/07/88
                                                                  6/14/90
                                                                  6/18/92
                                                                  12/8/93
                                                                  6/09/94
                                                                  9/19/96
                                                                  1/01/97
                                                                  3/20/97
                                                                  6/19/97
                                                                  9/18/97
                                                                  9/17/98
                                                                  6/17/99

                            NATIONAL FUEL GAS COMPANY
                            -------------------------
                                     BY-LAWS
                                     -------


                                    ARTICLE I
                                    ---------

                             Meeting of Stockholders
                             -----------------------

         1. Meetings of stockholders may be held at such place, within or without the State of New Jersey, as may be fixed by the Board of Directors and stated in the notice of the meeting.
         2. In 1999 and thereafter, the annual meeting of stockholders shall be held on the third Thursday in February in each year beginning at ten o'clock in the forenoon, local time, unless such day shall be on a holiday, in which event such meeting shall be held at the same hour on the next succeeding business day. In 1998, the Annual Meeting of Stockholders shall be held on Thursday, February 26, 1998 at ten o'clock in the forenoon, local time.
         3. Except as otherwise provided by New Jersey law, written notice of the time, place and purpose or purposes of every meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting.
         4. Unless otherwise provided by statute, all Special Meetings shall be called upon the written request of three or more directors or of stockholders owning one-fourth of the capital stock issued and outstanding.
         5. Unless otherwise provided in the Company's Certificate of Incorporation or in New Jersey law, (i) the holders of shares entitled to cast a majority of the votes at any meeting of stockholders shall constitute a quorum at such meeting except that the votes that holders of any class or series of shares are entitled to cast shall not be counted in the determination of a quorum for action to be taken at a meeting with respect to which such class or series has no vote, and (ii) the holders of shares of any class or series entitled to cast a majority of the votes of such class or series entitled to vote separately on a specified item of business shall constitute a quorum of such class or series for the transaction of such specified item of business.
             If a quorum shall not be so represented, the stockholders present at any meeting of stockholders shall have power to adjourn the meeting to another time at the same or at another place. If the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting, it shall not be necessary to give notice of the adjourned meeting unless after the adjournment the Board of Directors fixes a new record date for the adjourned meeting. In the event the Board of Directors fixes such a new record date, a notice of the adjourned meeting shall be given to each stockholder of record at the new record date entitled to notice under Article I paragraph 3 of these By-Laws.
         6. At each election of Directors, the proxies and ballots shall be received and all questions respecting the qualification of voters shall be decided by two inspectors, who shall be appointed by the presiding officer of the meeting; provided however, that no candidate for election as Director shall act as inspector. Such inspectors shall be sworn faithfully to perform their duties and shall report in writing the results of the ballot.
         7. A. Business transacted at an annual meeting of stockholders may include all such business as may properly come before the meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders:
                        (i)    pursuant to the Corporation's notice of meeting;

                       (ii)    by or at the direction of the Board of Directors;
                               or

                      (iii) by any stockholder who was a stockholder of record at the time of giving of notice of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7.

             B. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. Such stockholder's notice shall set forth:

                        (i) as to each person whom the  stockholder  proposes to
                            nominate for election or reelection as a director:

                               (a)      the name, age, business address of such
                                        person,

                               (b) the principal occupation of employment of such person,

                               (c) the class and number of shares of the Corporation which are owned beneficially by such person, and

                               (d) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case under applicable SEC regulations (as of February 1999, Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

                       (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                      (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

                               (a)      the   name   and   address   of   such
                                        stockholder,  as  they  appear  on the
                                        Corporation's    books,    and    of
                                        such beneficial owner, and

                               (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

             C. To be timely, a stockholder's notice under this Section 7 must be delivered to the Secretary at the principal executive offices of the Corporation not less than 110 days prior to the date corresponding to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that if both:
                                -----------------

                        (i) the date of the annual meeting is changed more than 30 days from the date corresponding to the date of the prior year's annual meeting; and
                                                                        ---

                       (ii) notice (or, if earlier, public disclosure of the date of the annual meeting) is given or made to the stockholders of the Corporation less than 120 days before the date corresponding to the date on which the Corporation first mailed its proxy materials for the prior year's meeting of stockholders; then
                                             ----

                      (iii) a stockholder's notice to be timely must be so received not later than the close of business on the tenth day following the date on which such notice (or, if earlier, such public disclosure of the date of the annual meeting) was mailed or made by the Corporation.

                               In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice under this Section 7.

             D. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Other than persons nominated by the full Board or any nominating committee thereof, only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective proposal or nomination shall be disregarded, unless otherwise provided by any applicable law.

             E. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of:

                        (i) the stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act; or

                       (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

             F. Business transacted at a special meeting of the stockholders shall be limited to the purposes set forth in the notice of the special meeting.

             G. For purposes of this Section 7, the term "public disclosure" shall mean disclosure in a news release reported by the Dow Jones News Service, the Associated Press or a comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

         8. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. The Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, the chairman of the meeting may:

             A. Determine and declare to the meeting that any business is not properly before the meeting and therefore shall not be considered;

             B. Restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the chairman of the meeting;

             C. Restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

             D. Adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

             E. Make rules governing speeches and debate, including time limits and access to microphones.

                                   ARTICLE II
                                   ----------
                               Board of Directors
                               ------------------

         1. The Board of Directors shall consist of (i) such number of directors, not less than seven nor more than eleven, as may be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and (ii) such directors as may be elected by vote of the holders of shares of preferred stock, when and as provided in the Certificate of Incorporation of the Company. In order to qualify for election as a director, a nominee must be a shareholder of the Company.
         2. Subject to the provisions of the Statutes of the State of New Jersey, the Certificate of Incorporation, and the By-Laws of the Corporation, the Board of Directors shall have full and complete management and control of the business and affairs of the Corporation.
         3. The Board of Directors may hold its meetings or any adjournment thereof either in the State of New Jersey or elsewhere and keep the books of the Corporation at such places within or without the State of New Jersey as the Board of Directors may from time to time determine.
         4. Meetings of the Board of Directors may be called at the direction of the Chairman of the Board, the President, or any three of the Directors for the time being in office.
         5. Notice of any meetings of the Board of Directors shall be given to each Director by mailing the same to him at his last known address, as the same appears upon the records of the Corporation at least five days before the meeting or by telegraphing, telephoning or delivering the same to him personally at least one day before the meeting.
         6. At any meeting of the Board of Directors, there may be transacted without special notice, any business within the powers of the Directors to transact, except that of which the Statutes of the State of New Jersey expressly require special notice shall be given.
         7. A. A majority of the Directors in office shall constitute a quorum for the transaction of any business which may properly come before them. If a majority of said Directors shall not be present at any meeting, the Directors present shall have power to adjourn to a day certain, and notice of the adjourned meeting shall be given by mailing the same addressed to each Director at his address as the same appears upon the records of the Corporation, at least two days prior to the adjourned meeting, or by telegraphing, telephoning or delivering the same to him personally at least one day before said adjourned meeting. But, if a majority of the Board of Directors are present, the said meeting, or any adjourned meeting thereof, may be adjourned to a subsequent day; such adjournment may be without notice of such adjournment if such notice is not required by New Jersey Law (as of June 1997, N.J.S.A. 14A:6-10(2)).
                                             --------
             B. Unless a greater vote is required by applicable law or by the Certificate of Incorporation of the Company or these By-laws (including, but not limited to, subparagraph C of this paragraph 7), any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
             C. Anything in these By-laws to the contrary notwithstanding, any action taken by the Board of Directors pursuant to the terms of any Rights Plan (as hereinafter defined) of the Company shall, unless otherwise provided by the terms of the Rights Plan, be approved by the affirmative vote of three-fourths (3/4ths) of the entire Board of Directors. For purposes of these By-laws, the term "Rights Plan" shall mean any plan pursuant to which shareholders of the Company are, upon the occurrence of certain specified events (including, but not limited to, the acquisition by any person of a specified number of shares of capital stock of the corporation), entitled to purchase shares of capital stock or other securities of either the Company or the acquiring person at a discounted price.
         8. A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding ("Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another foreign or domestic corporation, or of any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey.
             B. Nothing in this paragraph 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys' fees) on their behalf and to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.
             C. The  indemnification  provided  by this  paragraph  8 shall  not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or otherwise. The indemnification provided by this paragraph 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal representative of any deceased director or officer.
         9. A. Except with respect to directors whose service as such ceases on or before February 20, 1997, who will continue to receive the previously-effective Director compensation until such time, each Director who is not a regular full-time employee of the Corporation or one or more of its subsidiaries, shall be paid an annual fee of $12,000 in cash and 400 shares of the common stock of the Corporation, payable in equal quarterly increments, in advance (i.e., as of the first business day of the quarter). There will be proration of payments during quarters in which such Director has only partial service. Each such share of stock of the Corporation will be nontransferable until the later of two years from its issuance or six months after such Director's cessation of service.
             B. Each Director of the Corporation who is not a regular full-time employee of the Corporation or one or more of its subsidiaries shall also receive a fee of $1,000 for attendance at any meeting of the Board of Directors and a fee of $800 for attendance at any meeting of any committee of the Board of Directors, except that if a Director participates in a committee meeting by telephone, the fee shall be $500. Each Director shall be reimbursed for the travel expenses incurred by him or her in attending any meeting of the Board of Directors or any committee of the Board of Directors.

         10. Any contract or other transaction between the Corporation or a subsidiary of the Corporation and any other entity shall not be void or voidable because a Director of the Corporation is interested therein if the Corporation has complied with the provisions of any then-applicable New Jersey statute(s) necessary or sufficient to make the transaction not void or voidable, including, as of June 1997, N.J.S.A. 14A:6-8(1).
                 --------
                                   ARTICLE III
                                   -----------
                                    Officers
                                    --------

         1. At the first meeting after the annual election, the Board of Directors shall choose a Chairman of the Board and a President, both of whom shall be members of the Board of Directors, and one or more Vice Presidents, a Secretary, a Treasurer and a Controller, who need not be members of the Board of Directors, and who shall hold their respective offices until others are chosen and qualify in their stead. The offices of Secretary and Treasurer may be filled by the same person.
         2. In its discretion, the Board of Directors may leave unfilled for such period as it may determine, any office except the offices of the President, Treasurer and Secretary.
         3. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the Board of Directors and shall, during the recess of the Board of Directors, have general control and management of the affairs and business of the Corporation. In the absence of the President, he shall preside at stockholders' meetings.
         4. In addition to the duties and responsibilities specified in the laws of the State of New Jersey and these By-Laws, the President shall preside at all stockholders' meetings and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, or in the event that there is a vacancy in the office of the Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall perform all the duties of the Chairman of the Board as well as those of President.
         5. Each Vice President shall perform such duties as shall from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the President.
         6. The Secretary, in addition to his statutory duties, shall give proper notice of all meetings of the stockholders and of the Board of Directors. He shall act as Secretary of all meetings of the stockholders and shall perform such other duties as shall from time to time be assigned to him by the Board of Directors or President.
         7. The Treasurer, in addition to his statutory duties, shall keep full and accurate accounts of receipts and disbursements of the funds belonging to the Corporation, and shall cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors whenever they may require it, account of all his transactions as Treasurer, and of the financial condition of the Corporation. He shall perform such other duties as shall be assigned to him by the Board or President, and shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may from time to time require.
         8. The Controller shall see that adequate records of all assets, liabilities and transactions of the Corporation are maintained; that adequate audits thereof, are currently and regularly made, and in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with maximum efficiency, safety and economy. He shall also perform all such other duties as usually pertain to the office of Controller. He shall be in all matters subject to the control of and responsible to the Board of Directors alone.
         9. The Board of Directors may from time to time appoint such other officers and agents as they may deem necessary or advisable for the transaction of the business of the Corporation, who shall hold their offices during the pleasure of the Board of Directors and perform such duties as may from time to time be designated or assigned to them by said Board of Directors.
         10. If the office of the Chairman of the Board, the President, Vice President, Secretary, Treasurer, or Controller or one or more of them becomes vacant for any reason whatsoever, the Board of Directors at any duly convened meeting may, by a majority vote of those present, fill such vacancy and the person elected shall hold office for the unexpired term of such office and until his successor shall be chosen.
         11. All officers and agents chosen or appointed by the Board of Directors shall be subject to removal by the Board of Directors at any time with or without cause, and in the case of the absence of any officer or agent of the Corporation, or for any other reason that may seem sufficient to the Board of Directors, the said Board of Directors subject to the limitations herein contained and the statutes in such case made and provided, may, without removal, delegate his powers and duties to any other officer or suitable person for such period as it shall deem proper.
         12. All duly authorized bonds and debentures of the Corporation shall be signed on behalf of the Corporation by its Chairman of the Board or its President, or one of its Vice Presidents or, if so provided by resolution of the Board of Directors, by one or more of such officers and such other officer or officers designated by the Board of Directors; any or all such signatures may be manual or facsimile signatures, the signature on interest coupons attached to any said bonds or debentures shall be a facsimile signature; and the corporate seal or a facsimile of such seal may be impressed, affixed, imprinted or otherwise reproduced on said bonds and debentures and, if attested, shall be attested by the Corporation's Secretary or Assistant Secretary by manual or facsimile signature. In case any person whose signature (manual or facsimile) appears upon any said bond or debenture or coupons attached thereto shall cease to be an officer of the Corporation, or shall cease to be the officer specified thereon, before the bonds or debentures so signed shall have been authenticated by the trustee under the indenture or other instrument pursuant to which the bonds or debentures are delivered or sold, such bonds or debentures or coupons may nevertheless be adopted by the Corporation, without further action by the Board of Directors, and authenticated and delivered and sold as though the person or persons who so signed or attested such bonds or debentures or coupons had not ceased to be an officer of the Corporation or the officer specified thereof; and any bonds or debentures may be signed as aforesaid; and the seal of the Corporation impressed, affixed, imprinted or otherwise reproduced thereon may be attested on behalf of the Corporation as aforesaid, and coupons attached may be signed as aforesaid by such persons as at the actual date of the execution of the bonds or debentures or coupons shall be the proper officers of the Corporations, although at the time of the date of the bonds or debentures, such persons may not have been officers of the Corporation.

                                   ARTICLE IV
                                   ----------
                               Executive Committee
                               -------------------

         1. The Directors may appoint an executive committee and one or more other committees of not less than three members to be chosen from among the members of the Board of Directors. Such committees may meet at such times and places as the committee shall, by resolution, determine and it shall make its own rules of procedure. A majority of the members of any such committee shall constitute a quorum.
         2. Except as otherwise provided by Board resolution or statute (as of June 1997, N.J.S.A. 14A:6-9(1)), each such committee shall have and may exercise
           --------
the power of the Board of Directors in the management of the business and affairs of the Corporation at any time when the Board of Directors are not in session. Each such committee shall, however, be subject to the specific directions of the Board of Directors.
         3. Each such committee shall keep regular minutes of their transactions and shall cause them to be recorded in books to be kept for that purpose in the office of the Corporation, and shall report the same to the Board of Directors at their regular meetings.

                                    ARTICLE V
                                    ---------
                               Transfer of Shares
                               ------------------

         1. Except as otherwise provided by statute, shares shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon the surrender and cancellation of the certificate or certificates of a like number of shares, except in case of lost or destroyed certificates, and in that case only after the receipt of a satisfactory bond if required by the Board of Directors.
         2. The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all stock certificates to bear the signatures of either or both.

                                   ARTICLE VI
                                   ----------
                                   Fiscal Year
                                   -----------

         1. The fiscal year of the Corporation shall begin on the 1st day of October in each calendar year and end on the 30th day of September of the next succeeding year.

                                   ARTICLE VII
                                   -----------
                          Dividends and Working Capital
                          -----------------------------

         1. Before declaring any dividends or making any distribution of profits, the Directors may set apart out of the net profits or out of the surplus of the Corporation as a reserve fund to be used as working capital or for any other proper purpose, such sum or sums as the Directors shall in their discretion deem just and proper and most for the benefit of the Corporation.
         2. Dividends upon the capital stock of the Corporation when declared shall be payable on dates to be determined by the Board of Directors.

                                  ARTICLE VIII
                                  ------------
                          Closing of Transfer Books and
                              Fixing A Record Book
                              --------------------

         The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect.
         In lieu of so closing the stock transfer books, the Board of Directors may fix, in advance, a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                   ARTICLE IX
                                   ----------
                                Waiver of Notice
                                ----------------

         1. Any notice required to be given by these By-Laws may be waived by the person entitled thereto.

                                    ARTICLE X
                                    ---------
                                      Seal
                                      ----

         1. The common corporate seal is and until otherwise ordered by the Board of Directors shall be an impression upon paper or wax bearing the words - "NATIONAL FUEL GAS COMPANY, NEW JERSEY, INCORPORATED 1902".

                                   ARTICLE XI
                                   ----------
                              Amendment of By-Laws
                              --------------------

         1. Except as otherwise provided by statute, the Board of Directors shall have power to make, alter or repeal the By-Laws of the Corporation by a vote of a majority of all the Directors at any duly convened meeting of the Board, but any By-Laws so made or otherwise promulgated may be altered or repealed and new By-Laws made by the stockholders at any duly conveyed meeting thereof.